EXHIBIT 99.1

First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 4000
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851

MEDIA RELEASE
FIRST INDUSTRIAL REALTY TRUST REPORTS
THIRD QUARTER 2008 RESULTS
•	Strong Portfolio Performance: Occupancy Rose to 93.7%; Same Store Net Operating Income Growth of 4.3%; Rental Rate Growth of 3.2%; Tenant Retention of 87%

•	Solid Financial Position: Manageable Debt Maturity Schedule

•	Reduced G&A Expense: Annual Reduction of $33 Million, or 34%

•	Renewed Joint Ventures: Terms with CalSTRS Extended through 2018

•	Adopts NAREIT FFO Definition: Changed Methodology for Reporting Funds from Operations (FFO) to the NAREIT FFO Definition Beginning January 1, 2009

•	Dividend Declared: Fourth Quarter Dividend at Lower Rate
CHICAGO, October 29, 2008 — First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, today announced results for the quarter ended September 30, 2008. Diluted net income available to common stockholders per share (EPS) was $0.09, compared to $0.66 a year ago.
First Industrial’s third quarter funds from operations (FFO) per share/unit was $0.66 per share/unit on a diluted basis, compared to $1.13 per share/unit last year.
“Our portfolio operations, our primary income source, delivered solid results during the quarter with improved occupancy, near record tenant retention and solid same store NOI growth,” said Ed Tyler, interim chief executive officer. “Our balance sheet remains strong, with little debt maturing through the end of 2010. To adjust to the continuing difficulty in the capital markets, we have undertaken a significant cost reduction plan and have reduced the dividend to be aligned with more predictable income streams.”
Strong Portfolio Performance for On Balance Sheet Properties
•	3.2% growth in same property net operating income (NOI) on a cash basis. Excluding lease termination fees, same property cash basis NOI increased 4.3%.
•	Occupancy rose to 93.7% from 93.5% at the end of second quarter 2008.
•	3.2% increase in rental rates and leasing costs improved to $1.53 per square foot.
•	Retained tenants in 87% of square footage up for renewal.
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Solid Financial Position (Balance Sheet Information)
•	No debt maturing in 2008
•	Less than $135 million of debt maturing through the end of 2010
•	Fixed-charge coverage of 2.4 times and interest coverage of 2.9 times year-to-date
•	96% of real estate assets are unencumbered by mortgages
•	7.5 year weighted average maturity for permanent debt
•	100% of permanent debt is fixed rate
“Our balance sheet capital position remains solid, with less than $135 million of debt maturing through the end of 2010, and we have one of the longest debt maturity schedules in our industry,” said Mike Havala, chief financial officer. “Additionally, the recent extension through 2018 of our joint ventures with CalSTRS provides on-going capital capacity for value-added investment opportunities.”
Cost Reduction Actions and Related Charge
The Company has reduced its overhead to align expenses with the lower level of transactions anticipated in the real estate market and the more challenging general economic environment. Overall general and administrative expenses have been reduced by an estimated $33 million annually, or 34%, through reduction in corporate and regional office staffing and other overhead costs.
The Company will report a one-time pre-tax charge estimated between $11.8 million and $12.4 million (consisting of between $6.9 million and $7.3 million cash and between $4.9 million and $5.1 million non-cash) in the fourth quarter associated with the recent management change, and for severance and other costs associated with the staff reductions. This one-time charge has been included in the Company’s earnings guidance for 2008 provided below.
“As we look ahead into 2009, we expect the transaction markets in the U.S. to continue to be challenging and real estate fundamentals will continue to be impacted by the general state of the economy,” said Mr. Havala. “We are reducing staffing levels and other expenses to position ourselves for the current economic realities, while maintaining our strong service levels for our customers and our institutional partners.”
Dividend
The Board of Directors declared a dividend of $0.25 per share of common stock for the quarter ending December 31, 2008, payable on January 21, 2009 to stockholders of record on December 31, 2008. In addition to the regular dividend, the Company expects to declare and pay a special dividend of at least $0.20 per share of common stock related to the fourth quarter and payable in January 2009. The Company paid a dividend of $0.72 per share of common stock for the third quarter 2008.
Given the recent changes in the capital markets and economic environment, the Company is linking its regular dividend to more predictable income streams, such as property rental operations, and may pay special dividends, as appropriate, when capital recycling is consummated.
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Investment Performance

	3rd Quarter		Nine Months
	2008	(in millions)	2008	(in millions)
Balance Sheet Investment/Disposition Activity
Property Acquisitions		$117.7		$282.1
Square Feet	0.9 million		3.1 million
Stabilized Weighted Average Capitalization Rate	8.4%		8.2%
Developments Placed in Service		$5.1		$57.1
Square Feet	0.1 million		1.2 million
Stabilized Weighted Average Capitalization Rate	9.2%		9.0%
Land Acquisitions		$19.4		$34.6

Total Investments		$142.2		$373.8

Property Sales		$63.9		$546.2
Square Feet	1.1 million		8.8 million
Weighted Average Capitalization Rate	7.3%		7.6%
Land Sales		$0.0		$14.7

Total Dispositions		$63.9		$560.9

Joint Venture Investment/Disposition Activity

Investments
2005 Development/Redevelopment JV — Acquisitions		$49.2		$158.7
2005 Development/Redevelopment JV — Placed in Service		$23.6		$67.3
2006 Strategic Land and
Development JV		$0.6		$56.3
2007 Canada JV		$0.0		$38.1

Total Joint Venture Investments		$73.4		$320.4

Dispositions
2005 Development/Redevelopment JV		$49.3		$234.3
2005 Core JV		$36.1		$55.9
2007 Canada JV		$7.4		$7.4

Total Joint Venture Dispositions		$92.8		$297.6

“We will be highly selective with our deployment of capital in the current environment, emphasizing income-oriented properties in strong markets and built-to-suit development for our balance sheet, and value-added opportunities at significant discounts in our joint ventures,” said Johannson Yap, chief investment officer. “The Company also has $60 million available under its existing share repurchase authorization as an investment alternative.”
“We recently announced our first investment transaction in Europe at First Park Maritime Logistics for our $475 million FirstCal Europe joint venture. This two building, 1.3 million square foot business park in the heart of Belgium’s ‘Golden Triangle’ offers customers access to multiple modes of transportation through the country’s canal system,” added Mr. Yap.
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Land and Development
Developable land now totals 5,563 acres, including 4,911 acres in joint ventures and 652 acres on balance sheet. Total land positions can now accommodate approximately 91 million square feet of additional development.
Developments in process have an estimated investment of $287 million in the joint ventures and $256 million on balance sheet, of which the Company’s remaining funding obligations are only $3 million and $31 million, respectively. These developments in process do not include fee developments where First Industrial acts as a developer and receives remuneration but has no equity interest in the properties.
New FFO Definition Adopted (Supplemental Reporting Measure)
Beginning January 1, 2009, First Industrial will report its FFO using the National Association of Real Estate Investment Trusts (NAREIT) definition to provide the investment community with a more comparative measure to other REITs. The Company will report quarterly and full year 2008 FFO under both its current definition and under the NAREIT definition. First Industrial will report subsequent results and guidance under the NAREIT definition.
NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. See the Company’s prior disclosures regarding its historical definition of FFO.
Outlook for 2008 and 2009
Mr. Tyler stated, “We expect the general uncertainty in the economy to delay or change some customers’ supply chain decisions. As a result, we expect a more difficult leasing environment as we head into 2009, and we have sharpened our focus on occupancy and tenant retention.”
Mr. Tyler added, “First Industrial is updating its guidance range for 2008 FFO per share/unit to $3.17 to $3.37 ($1.50 to $1.60 under the NAREIT definition) and $1.68 to $1.88 for EPS.
“On balance sheet investment volume assumptions for 2008, which include both developments placed in service and acquisitions, have been reduced to a range of $400 million to $450 million. Average cap rate assumptions for investments in 2008 are for the range of 8.0% to 9.0%. On balance sheet sales volume guidance in 2008 has been reduced to $600 million to $650 million with a 7.0% to 8.0% average cap rate range on dispositions.
“Book gains from property sales and fees are now estimated to be from $187 million to $197 million. Our revised assumption for net economic gains for on balance sheet transactions in 2008 is between $89 million and $99 million.
“Our estimate for First Industrial’s FFO from joint ventures in 2008 is now between $36 million and $42 million. Joint venture investment volume assumptions for 2008, which include both developments placed in service and acquisitions, range from $300 million to $400 million. Joint venture sales volume in 2008 is now assumed to be approximately $300 million to $400 million.”
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	Low End of	High End of
	Guidance for	Guidance for	Low End of	High End of
	4Q 2008	4Q 2008	Guidance for 2008	Guidance for 2008
	(Per share/unit)	(Per share/unit)	(Per share/unit)	(Per share/unit)
Net Income (Loss) Available to Common Stockholders	$(0.50)	$(0.30)	$1.68	$1.88
Add: Real Estate Depreciation/Amortization	0.87	0.87	3.52	3.52
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(0.14)	(0.14)	(2.03)	(2.03)

FFO (Current Definition)	$0.23	$0.43	$3.17	$3.37

Less: Economic Gains Excluded Under NAREIT FFO Definition	(0.12)	(0.22)	(1.67)	(1.77)

FFO (NAREIT Definition)	$0.11	$0.21	$1.50	$1.60

2009 Guidance Under NAREIT Definition

	Low End of	High End of
	Guidance for 2009	Guidance for 2009
	(Per share/unit)	(Per share/unit)
Net Income (Loss) Available to Common Stockholders	$(1.08)	$(0.88)
Add: Real Estate Depreciation/Amortization	3.40	3.40
Less: Gains on Sales of Depreciated Real Estate	(0.92)	(0.92)

FFO (NAREIT Definition)	$1.40	$1.60

Mr. Tyler concluded, “A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of the United States, Canada and Europe, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.”
First Industrial Realty Trust, Inc. (NYSE: FR) provides industrial real estate solutions for every stage of a customer’s supply chain, no matter how large or complex. Across more than 30 markets in the United States, Canada, The Netherlands, Belgium, France and Germany, our local market experts buy, (re)develop, lease, manage and sell industrial properties, including all of the major facility types — bulk and regional distribution centers, light industrial, manufacturing, and R&D/flex. We continue to receive leading customer service scores from Kingsley Associates, an independent research firm, and in total, we own, manage and have under development nearly 100 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com.
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse affect on our operations and future prospects include, but are not limited to, changes in: national, international (including trade volume growth), regional and local economic conditions generally and real estate markets specifically, legislation/regulation (including changes to laws governing the taxation of real estate investment trusts), our ability to qualify and maintain our status as a real estate investment trust, availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties, interest rate levels, our ability to maintain our current credit agency ratings, competition, supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas, difficulties in consummating acquisitions and dispositions, risks related to our investments in properties through joint ventures, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs, changes in general accounting principles, policies and guidelines applicable to real estate investment trusts, risks related to doing business internationally (including foreign currency exchange risks and risks related to integrating international properties and operations) and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent quarterly reports on Form 10-Q. We caution you not to place undue reliance on forward looking statements, which reflect our outlook only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
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A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 11:00 a.m. CDT, 12:00 p.m. EDT, on Thursday, October 30, 2008. The call-in number is (888) 823-7459 and the passcode is “First Industrial.” The conference call will also be webcast live on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab. The replay will also be available on the website.
The Company’s third quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Art Harmon
Director, Investor Relations and Corporate Communications
312-344-4320
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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
Statement of Operations and Other Data:
Total Revenues (a)	$136,602	$90,537	$375,171	$275,076

Property Expenses	(30,587)	(27,584)	(94,469)	(81,203)
Construction Expenses (a)	(41,895)	(5,188)	(96,628)	(20,278)
General & Administrative Expense	(18,066)	(21,307)	(64,191)	(66,478)
Depreciation of Corporate F,F&E	(539)	(439)	(1,513)	(1,401)
Depreciation and Amortization of Real Estate	(38,611)	(34,580)	(118,134)	(99,063)

Total Expenses	(129,698)	(89,098)	(374,935)	(268,423)

Interest Income	1,054	930	2,816	1,415
Interest Expense	(26,644)	(30,196)	(83,116)	(89,764)
Amortization of Deferred Financing Costs	(717)	(828)	(2,162)	(2,472)
Gain (Loss) from Early Retirement of Debt	1,260	(139)	2,749	(393)

Loss from Continuing Operations Before Equity in Net Income of Joint Ventures, Income Tax Benefit and Minority Interest Allocable to Continuing Operations	(18,143)	(28,794)	(79,477)	(84,561)

Equity in Net Income of Joint Ventures (b)	725	6,376	7,295	23,633
Income Tax Benefit	2,064	2,521	7,240	4,451
Minority Interest Allocable to Continuing Operations	2,559	3,105	9,977	9,455

Loss from Continuing Operations	(12,795)	(16,792)	(54,965)	(47,022)

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $22,548 and $59,637 for the Three Months Ended September 30, 2008 and 2007, respectively and $166,393 and $174,436 for the Nine Months Ended September 30, 2008 and 2007, respectively) (c)	24,739	68,369	181,260	205,650
Provision for Income Taxes Allocable to Discontinued Operations (Including a (Benefit) Provision Allocable to Gain on Sale of Real Estate of $(26) and $9,894 for the Three Months Ended September 30, 2008 and 2007, respectively and $2,748 and $31,015 for the Nine Months Ended September 30, 2008 and 2007, respectively)(c)	(65)	(10,155)	(3,343)	(33,081)
Minority Interest Allocable to Discontinued Operations (c)	(3,062)	(7,317)	(22,293)	(21,726)

Income Before Gain on Sale of Real Estate	8,817	34,105	100,659	103,821

Gain on Sale of Real Estate	—	103	12,008	4,507
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	—	(40)	(2,909)	(1,145)
Minority Interest Allocable to Gain on Sale of Real Estate	—	(8)	(1,140)	(423)

Net Income	8,817	34,160	108,618	106,760

Preferred Dividends	(4,857)	(4,857)	(14,571)	(16,463)
Redemption of Preferred Stock	—	—	—	(2,017)

Net Income Available to Common Stockholders	$3,960	$29,303	$94,047	$88,280

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO FFO (d) AND FAD (d)

Net Income Available to Common Stockholders	$3,960	$29,303	$94,047	$88,280

Add: Depreciation and Amortization of Real Estate	38,611	34,580	118,134	99,063
Add: Income Allocated to Minority Interest	503	4,220	13,456	12,694
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	1,217	7,557	7,841	25,189
Add: Depreciation and Amortization of Real Estate — Joint Ventures (b)	1,965	2,142	5,688	7,104
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(12,804)	(19,194)	(92,302)	(53,905)
Less: Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (b)	(632)	(1,413)	(1,499)	(4,571)

Funds From Operations (“FFO”) (d)	$32,820	$57,195	$145,365	$173,854

Less: Economic Gains on Sale of Depreciated Real Estate (f)	(10,071)	(35,723)	(77,064)	(101,887)

Funds From Operations (NAREIT Definition)	$22,749	$21,472	$68,301	$71,967

Funds From Operations (“FFO”) (d)	$32,820	$57,195	$145,365	$173,854

Add: (Gain) Loss from Early Retirement of Debt	(1,260)	139	(2,749)	393
Add: Restricted Stock Amortization	4,592	3,403	12,776	10,657
Add: Amortization of Deferred Financing Costs	717	828	2,162	2,472
Add: Depreciation of Corporate F,F&E	539	439	1,513	1,401
Add: Redemption of Preferred Stock	—	—	—	2,017
Less: Non-Incremental Capital Expenditures	(7,367)	(9,349)	(22,546)	(21,722)
Less: Straight-Line Rent	(756)	(2,470)	(4,689)	(7,975)

Funds Available for Distribution (“FAD”) (d)	$29,285	$50,185	$131,832	$161,097

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO EBITDA (d) AND NOI (d)

Net Income Available to Common Stockholders	$3,960	$29,303	$94,047	$88,280

Add: Interest Expense	26,644	30,196	83,116	89,764
Add: Depreciation and Amortization of Real Estate	38,611	34,580	118,134	99,063
Add: Preferred Dividends	4,857	4,857	14,571	16,463
Add: (Benefit) Provision for Income Taxes	(1,999)	7,674	(988)	29,775
Add: Redemption of Preferred Stock	—	—	—	2,017
Add: Income Allocated to Minority Interest	503	4,220	13,456	12,694
Add: Amortization of Deferred Financing Costs	717	828	2,162	2,472
Add: Depreciation of Corporate F,F&E	539	439	1,513	1,401
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	1,217	7,557	7,841	25,189
Add: (Gain) Loss from Early Retirement of Debt	(1,260)	139	(2,749)	393
Add: Depreciation and Amortization of Real Estate — Joint Ventures (b)	1,965	2,142	5,688	7,104
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(12,804)	(19,194)	(92,302)	(53,905)
Less: Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (b)	(632)	(1,413)	(1,499)	(4,571)

EBITDA (d)	$62,318	$101,328	$242,990	$316,139

Add: General and Administrative Expense	18,066	21,307	64,191	66,478
Less: Net Economic Gains, Net of Income Tax Provision (d)	(9,744)	(34,842)	(87,565)	(105,857)
Less: Benefit (Provision) for Income Taxes	1,999	(7,674)	988	(29,775)
Less: Equity in FFO of Joint Ventures, Net of Income Tax Provision (d)	(10,084)	(12,454)	(28,701)	(40,733)

Net Operating Income (“NOI”) (d)	$62,555	$67,665	$191,903	$206,252

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NET ECONOMIC GAINS (d)

Gain on Sale of Real Estate	—	103	12,008	4,507
Gain on Sale of Real Estate included in Discontinued Operations	22,548	59,637	166,393	174,436
Less: Benefit (Provision) for Income Taxes	1,999	(7,674)	988	(29,775)
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(12,804)	(19,194)	(92,302)	(53,905)
Add: Assignment Fees	—	—	2,327	3,275
Add: (Benefit) Provision for Income Tax Provision Allocable to FFO from Joint Ventures	(1,999)	1,970	(1,849)	7,319

Net Economic Gains (d)	$9,744	$34,842	$87,565	$105,857

Weighted Avg. Number of Shares/Units Outstanding — Basic/Diluted (e)	49,431	50,735	49,418	50,894
Weighted Avg. Number of Shares Outstanding — Basic/Diluted (e)	43,151	44,240	43,088	44,373

Per Share/Unit Data:
FFO:
- Basic/Diluted (e)	$0.66	$1.13	$2.94	$3.42
FFO (NAREIT Definition):
- Basic/Diluted (e)	$0.46	$0.42	$1.38	$1.41
Loss from Continuing Operations Less Preferred Dividends and Redemption of Preferred Stock Per Weighted Average Common Share Outstanding:
- Basic/Diluted (e)	$(0.41)	$(0.49)	$(1.43)	$(1.41)
Net Income Available to Common Stockholders Per Weighted Average Common Share Outstanding:
- Basic/Diluted (e)	$0.09	$0.66	$2.18	$1.99
Dividends/Distributions	$0.72	$0.71	$2.16	$2.13

FFO Payout Ratio	108.4%	63.0%	73.4%	62.4%
FAD Payout Ratio	121.5%	71.8%	81.0%	67.3%

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,307,713	$3,335,231
Real Estate and Other Held For Sale, Net	70,220	55,325
Total Assets	3,314,386	3,255,281
Debt	1,990,562	1,932,863
Total Liabilities	2,231,725	2,157,770
Stockholders’ Equity and Minority Interest	$1,082,661	$1,097,511

a)	Construction Revenues, included within Total Revenues, and Construction Expenses include revenues and expenses associated with the Company acting in the capacity of general contractor for certain third party development projects. Additionally, for the nine months ended September 30, 2008, construction revenues and expenses include amounts relating to the sale of industrial units that the Company developed to sell and for the nine months ended September 30, 2007, construction revenues and expenses include amounts relating to the construction of a building for a third party, accounted for on a percentage of completion basis.

b)	Represents the Company’s share of net income, depreciation and amortization on real estate and accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests.

c)	In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. FAS 144 also requires that prior periods be restated.

d)	Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

The Company currently calculates FFO to be equal to net income available to common stockholders, plus depreciation and amortization on real estate, minus accumulated depreciation and amortization on real estate sold. Accordingly, as currently calculated by the Company, FFO includes net economic gains (losses) resulting from all Company property sales as well as assignment fees. Assignment fees are earned when the Company assigns its interest in a purchase contract to a third party for consideration. Investors should note, however, that beginning with the first quarter of 2009, the Company intends to report FFO in accordance with the definition of FFO published by NAREIT.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA, minus GAAP interest expense, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as currently calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs or to the definition of FFO published by NAREIT.

The Company also reports Net Economic Gains, which, effectively, measure the value created in the Company’s capital recycling activities. Net Economic Gains are calculated by subtracting from gain on sale of real estate (calculated in accordance with GAAP, including gains on sale of real estate classified as discontinued operations) the recapture of accumulated depreciation and amortization on real estate sold (excluding the recapture of accumulated amortization related to above/below market leases and lease inducements as this amortization is included in revenues and FFO) and the provision for income taxes (excluding taxes associated with joint ventures). Net Economic Gains also includes assignment fees.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. The Company has adopted the following definition of its same store pool of properties: Same store properties, for the period beginning January 1, 2008, include all properties owned prior to January 1, 2007 and held as an operating property through the end of the current reporting period and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2007 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent and the amortization of above/below market rent. For the quarters ended September 30, 2008 and 2007, NOI was $62,555 and $67,665, respectively; NOI of properties not in the Same Store Pool was $12,862 and $18,564, respectively; the impact of straight-line rent and the amortization of above/below market rent was $1,233 and $2,162, respectively. The Company excludes straight-line rents and above/below market rent amortization in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

e)	Pursuant to Statement of Financial Accounting Standard No. 128, “Earnings Per Share”, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted stock would be antidilutive to the loss from continuing operations per share.

f)	Includes economic gains of the Company and its share of economic gains from its joint ventures based on its ownership interest.